EXHIBIT 8(m)(1)

Amendment No. 6 Participation Agreement (Fidelity VIP II and VIP V)

AMENDMENT NO. 6 TO PARTICIPATION AGREEMENT

Transamerica Financial Life Insurance Company (formerly, AUSA Life Insurance Company, Inc.), Variable Insurance Products Fund II and Fidelity Distributors Corporation hereby amend the Participation Agreement (“Agreement”) dated August 31, 2000, by doing the following:

Schedule A of the Agreement is hereby deleted in its entirety and replaced with the Amended Schedule A attached hereto.

IN WITNESS WHEREOF, the parties have hereto affixed their respective authorized signatures, intending that this Amendment be effective as of the 1st day of May, 2006.

TRANSAMERICA FINANCIAL LIFE INSURANCE COMPANY

By:
Name:	Priscilla I. Hechler
Title:	Assistant Vice President and Assistant Secretary

VARIABLE INSURANCE PRODUCTS FUND II

By:
Christine Reynolds
Treasurer

FIDELITY DISTRIBUTORS CORPORATION

By:
Bill Loehning
Executive Vice President

SCHEDULE A

Separate Accounts and Associated Contracts

Name of Separate Account and Date Established by Board of Directors	Policy form Numbers of Contracts Funded by Separate Account

TFLIC Series Life Account (est. October 24, 1994)	Form Number: VL03NY Product: AUSA Financial Freedom Builder

Form Number VL95NY Product: AUSA Freedom Elite Builder

Form Number: JLS02NY Product: AUSA Freedom Wealth Protector

Separate Account VA BNY (est. September 27, 1994	Form Number AV343 101 90 396 Product: AUSA Landmark Variable Annuity

TFLIC Series Annuity Account (est. March 20, 2001)	Form Number: WL18NY Product: AUSA Freedom Premier

TR-Fidelity VIP II Contrafund® Portfolio (est. July 1, 2001)	Form Number: TA-AP-2001-CONT

Separate Account VA QNY (est. August 13, 1996)	Form Number: AV1024 101 179 1003

TFLIC Separate Account VNY (est. December 14, 2004	Form Number: AV1197 101 200 505